EXHIBIT NUMBER 23.2

               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333- 24027 and 333-86753) of Information Management Resources, Inc. Employee Stock Purchase Plan and on Form S-3 (No. 333-86823) of IMRglobal Corp. of our report dated February 13, 1998 relating to the financial statements of IMRglobal Corp. (formerly Information Management Resources) ("IMRglobal"), which appears in the Current Report on Form 8-K of IMRglobal dated November 15, 1999.

                                                  /s/ PricewaterhouseCoopers LLP
                                                     PRICEWATERHOUSECOOPERS, LLP
Tampa, Florida

November 15, 1999
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